Exhibit 3.5

Office of the Secretary of State

CERTIFICATE OF FILING

OF

Twin Vee Holdco Inc.

File Number: 6000007277

The undersigned, as Secretary of State of Texas, hereby certifies that a Certificate of Formation for the above-named Domestic For-Profit Corporation has been received in this office and has been found to conform to the applicable provisions of law.

ACCORDINGLY, the undersigned, as Secretary of State, and by virtue of the authority vested in the secretary by law, hereby issues this certificate evidencing filing effective on the date shown below.

The issuance of this certificate does not authorize the use of a name in this state in violation of the rights of another under the federal Trademark Act of 1946, the Texas trademark law, the Assumed Business or Professional Name Act, or the common law.

Dated:	October 05, 2026

Effective:	October 05, 2026

/s/ Robert S. Howden
Robert S. Howden
Secretary of State

Prepared by: Erin Rose	TID: 11891	Tracking Number: 15032233980001

FILED: Texas Secretary of State
FILE #: 6000007277
FILING DATE: 10/05/2026
TRACKING #: 15032233980001

This space reserved for office use.

Form 201
(Revised 09/26)

Secretary of State
P.O. Box 13697
Austin, TX 78711-3697

Instructions
Filing Fee: $300

Certificate of Formation For-Profit Corporation

Article 1 – Entity Name and Type

The filing entity being formed is a for-profit corporation. The name of the entity is:

Twin Vee Holdco Inc.

The name must contain the word "corporation," "company," "incorporated," "limited" or an abbreviation of one of these terms.

Article 2 – Registered Agent and Registered Office

(See instructions. Select and complete either A or B and complete C.)

X A. The initial registered agent is an organization (cannot be entity named above) by the name of:

C T Corporation System

OR

☐ B. The initial registered agent is an individual resident of the state whose name is set forth below:

First Name	M.I.	Last Name	Suffix

C. The business address of the registered agent and the registered office address is:

Street Address	City	State	Zip Code
1999 Bryan Street	Dallas	TX	75201

Article 3 – Directors

(A minimum of 1 director is required.)

The number of directors constituting the initial board of directors and the names and addresses of the person or persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualified are as follows:

Director 1

First Name	M.I.	Last Name			Suffix
Kevin		Schuyler			
Street or Mailing Address	**City**		**State**	**Zip Code**	**Country**
3101 S. US-1	Ft. Pierce		FL	34982	USA

Form 201 1

Director 2First Name M.I. Last Name SuffixStreet or Mailing Address City State Zip Code CountryDirector 3First Name M.I. Last Name SuffixStreet or Mailing Address City State Zip Code CountryArticle 4 - Authorized Shares (Provide the number of shares in the space below, then select option A or option B, do not select both.)The total number of shares the corporation is authorized to issue is: 1,000 |X A. The par value of each of the authorized shares is: $0-01 OR □ B. The shares shall have no par value. If the shares are to be divided into classes, you must set forth the designation of each class, the number of shares of each class, the par value (or statement of no par value), and the preferences, limitations, and relative rights of each class in the space provided for supplemental information on this form. Article 5 - PurposeThe purpose for which the corporation is formed is for the transaction of any and all lawful business for which a for-profit corporation may be organized under the Texas Business Organizations Code.Initial Mailing Address (Provide the mailing address to which state franchise tax correspondence should be sent.) 3101 S. US-1 Ft. Pierce FL 34982 USA Mailing Address City State Zip Code Country Supplemental Provisions/Information Text Area: [The attached addendum, if any, is incorporated herein by reference.]Form 201 2

Organizer

The name and address of the organizer:

Glenn Sonoda
Name

3101 S. US-1	Ft. Pierce	FL	34982
Street or Mailing Address	*City*	*State*	*Zip Code*

Effectiveness of Filing (Select either A, B, or C.)

A. X This document becomes effective when the document is filed by the secretary of state.

B. ☐ This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is: ____________________

C. ☐ This document takes effect upon the occurrence of a future event or fact, other than the passage of time. The 90th day after the date of signing is: ____________________

The following event or fact will cause the document to take effect in the manner described below:

Execution

The undersigned affirms that the person designated as registered agent has consented to the appointment. The undersigned also affirms that, to the best knowledge of the undersigned, the name provided as the name of the filing entity does not falsely imply an affiliation with a governmental entity. The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized to execute the filing instrument.

Date: 10/5/26

Signature of organizer

Glenn Sonoda
Printed or typed name of organizer

Form 201

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